UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 6, 2026

Date of Report (Date of earliest event reported)

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive Wood Dale, Illinois 60191

(Address of principal executive offices, including zip code)

(630) 350-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PSIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2026, the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company”) approved the Power Solutions International, Inc. 2026 Phantom Unit Plan (the “Plan”). The Plan is designed to incentivize eligible service providers of the Company by granting cash-settled awards (“Phantom Units”) tied to the fair market value of the Company’s common stock.

Each Phantom Unit represents an unfunded and unsecured obligation of the Company to make a cash payment to the participant equal to the average fair market value per share of the Company’s common stock over the thirty (30) trading days immediately preceding the applicable vesting date. The Phantom Units do not represent actual equity interests in the Company, carry no voting rights, and do not entitle participants to dividends. The number of Phantom Units subject to each award is determined by dividing the dollar value of the award on the grant date by the average fair market value per share of the Company’s common stock over the thirty (30) trading days immediately preceding the grant date. Because settlement amounts are determined by reference to the average fair market value per share of the Company’s common stock over the thirty (30) trading days immediately preceding each applicable vesting date, the actual amounts payable under the Plan are not determinable at the time of grant.

Phantom Units vest in three equal annual installments, with the first installment vesting on the vesting commencement date and the remaining installments vesting on each of the first and second anniversaries of the vesting commencement date, subject to the participant’s continuous service with the Company or its affiliates. Accelerated vesting of all unvested Phantom Units occurs upon (i) termination of service due to death or disability, (ii) a change in control in which the acquiror does not assume or substitute the outstanding awards, or (iii) an involuntary termination or resignation for good reason within twenty-four (24) months following a change in control in which the awards were assumed or substituted. Settlement is made in a lump sum cash payment within sixty (60) days following the applicable vesting date.

The Plan is administered by the Board or a committee thereof, which has full discretionary authority to grant awards, determine vesting schedules, interpret the Plan, and make all related determinations. Awards are subject to the Company’s clawback and recoupment policies, including any policies adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Plan is governed by Delaware law.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The form of Phantom Unit Award Agreement is filed as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Power Solutions International, Inc. 2026 Phantom Unit Plan

10.2	Form of Phantom Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

Date: March 10, 2026	By:	/s/ Kenneth Li
	Name:	Kenneth Li
	Title:	Chief Financial Officer